                                                                    EXHIBIT 10.1




                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         This Agreement (this "Agreement") is made and entered into as of the 15th day of September, 2003 by and among International Wire Holding Company, a Delaware corporation ("Holding"), International Wire Group, Inc., a Delaware corporation ("Group"), Omega Wire, Inc., a New York corporation ("Wire"), Wire Technologies, Inc., an Indiana corporation ("WTI"), IWG-Philippines, Inc, a Philippines legal entity ("Philippines"), IWG Services Co., S de RL de CV, a Mexican legal entity ("Services"), IWG Durango, S de RL de CV, a Mexican legal entity ("Durango"), International Wire Rome Operations, Inc., a Delaware corporation ("Rome"), Italtrecce-Societa Italiana Trecce Affini S.r.l., an Italian legal entity ("Italtrecce"), International Wire SAS, a French legal entity ("SAS"), Tresse Metallique J. Forissier, S.A., a French legal entity ("Forissier"), Cablerie E. Charbonnet, S.A., a French legal entity ("Charbonnet"), and OWI Corporation, a New York corporation ("OWI" and, together with Holding, Group, Wire, WTI, Philippines, Services, Durango, Rome, Italtrecce, SAS, Forissier and Charbonnet, the "Employer"), and Joseph M. Fiamingo ("Employee").

                                   WITNESSETH:

         WHEREAS, Employee and Group entered into an Employment Agreement as of November 13, 1999;

         WHEREAS, as of the date hereof, the Employee's position with Employer has changed;

         WHEREAS, Employer desires to retain the services of Employee upon the terms set forth herein;

         WHEREAS, Employee desires to be employed by Employer, to appropriately memorialize the terms and conditions of such employment.

         NOW, THEREFORE, Employee and Employer, in consideration of the agreements, covenants and conditions herein, hereby agree as follows:

         1. BASIC EMPLOYMENT PROVISIONS.

         (a) Employment and Term. Employer hereby agrees to employ Employee (hereinafter referred to as the "Employment") as Chief Executive Officer of Employer (the "Position") and Employee agrees to be employed by Employer in such Position for a period of three (3) years ending on the 15th day of September, 2006 (the "Termination Date"), unless terminated earlier as provided herein (the "Employment Period"). In the event that termination (as hereinafter provided) has not occurred prior to the last day of the Employment Period, unless either party shall have given written notice to the contrary at least thirty (30) days prior to the end of the Employment Period or any extension thereof, the Employment Period shall annually renew for a successive one (1) year period until terminated.

         (b) Duties. Employee in the Position shall be subject to the direction and supervision of the Board of Directors of Holding (the "Board") and shall have those duties and responsibilities which are assigned to him during the Employment Period by the Board consistent with the Position, provided that the Board shall not assign any greater duties or responsibilities to the Employee than are necessary for the Employee's faithful and adequate performance of the duties and responsibilities assigned. The parties expressly acknowledge that the Employee shall devote all of Employee's business time and attention to the transaction of the Employer's businesses as is reasonably necessary to discharge Employee's responsibilities hereunder. Employee agrees to perform faithfully the duties assigned to the best of Employee's ability.

         2. COMPENSATION.

         (a) Salary. During the Employment Period, Employer shall pay to Employee a salary as basic compensation for the services to be rendered by Employee hereunder. The initial amount of such basic compensation shall be Four Hundred Twenty Five Thousand Dollars ($425,000) per year. Such salary shall be reviewed from time to time by the Board and may be increased in the Board's sole discretion. Such salary shall accrue and be payable in accordance with the payroll practices of Employer in effect from time to time. All such payments shall be subject to deductions and withholdings authorized or required by applicable law.

         (b) Bonus. During the Employment Period, Employee shall be eligible to receive an annual bonus (payable by the Employer) in an amount to be determined by the Board, in the Board's sole discretion, of up to sixty-five percent (65%) of Employee's annual basic compensation as set forth above.

         (c) Benefits. During the Employment Period, Employee shall be entitled to such other benefits as are determined by the Board, including without limitation, group life, hospitalization and other insurance, paid vacations, executive medical supplement, annual executive physical, reimbursement for tax preparation costs and executive lunches.

         (d) Auto Allowance. Employer shall pay Employee an allowance to own and maintain an automobile in an amount sufficient so that, after the effect of federal and state income taxes, Employee shall net One Thousand Five Hundred Dollars ($1,500) per month.

         (e) Country Club & Dining Club Membership. Employer shall reimburse Employee for the initiation fee and monthly dues expense for Employee to belong to a country club in the St. Louis, Missouri area reasonably acceptable to Employer and for the initiation fee and monthly dues expense for the Saint Louis Club, but not for any charges made by Employee at either club, unless such qualify as reimbursable business entertainment expenses.

         3. TERMINATION.

         (a) Death or Disability. This Agreement shall terminate automatically upon the death or total disability of Employee. For the purpose of this Agreement, "total disability" shall be deemed to have occurred if Employee shall have been unable to perform the assigned duties due to mental or physical incapacity for a period of six (6) consecutive months or for any one hundred twenty (120) working days out of a twelve (12) month consecutive period.

         (b) Cause. Employer may terminate the employment of Employee under this Agreement for Cause. For the purpose of this Agreement, "Cause" shall be deemed to be fraud, dishonesty, competition with Employer, or unauthorized use of any of Employer's trade secrets or confidential information.

         (c) Without Cause. Employer may terminate the employment of Employee under this Agreement without Cause, subject to the continuing rights of Employee pursuant to Section 4(c) below. Employee may terminate employment with Employer under this Agreement upon a Change of Control (as defined in the Amended and Restated Credit Agreement dated February 12, 1997 by and among Holding, Group, Chase Manhattan Bank, as agent, and the Lenders parties thereto), subject to the continuing rights of Employee pursuant to Section 4(c) below.

         4. COMPENSATION UPON TERMINATION.

         (a) Death or Disability. If the Employment Period is terminated pursuant to the provisions of Section 3(a) above, this Agreement shall terminate and no further compensation shall be payable to Employee, except that Employee or Employee's estate, heirs or beneficiaries, as applicable, shall be entitled, in addition to any other benefits specifically provided to them or Employee under any benefit plan, to receive Employee's then current salary for a period of twelve (12) months from the date the Employment Period terminates.

         (b) Termination for Cause or Voluntary Termination by Employee. If the employment of Employee under this Agreement is terminated for Cause pursuant to the provisions of Section 3(b) above or if Employee voluntarily terminates Employee's employment, no further compensation shall be paid to Employee after the date of termination.

         (c) Termination Without Cause. If the Employment of Employee under this Agreement is terminated pursuant to Section 3(c) above, Employee shall be entitled to continue to receive from Employer the then current basic compensation hereunder (which shall not be less than the amount specified in Section 2(a) above and an amount equal to Employee's full bonus opportunity as provided in Section 2(b) above) for the longer of the period up to the Termination Date or eighteen (18) months, such amounts (bonus to be prorated) to be paid in accordance with the payroll practices of Employer, and shall further be entitled to continue to receive during such period the benefits to which Employee would otherwise be entitled pursuant to Sections 2(c), 2(d) and 2(e) above, but no other benefits.

         5. EXPENSE REIMBURSEMENT. Upon submission of properly documented expense account reports, Employer shall reimburse Employee for all reasonable travel and entertainment expenses incurred by Employee in the course of his employment with Employer.

         6. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, except that this Agreement and all of the provisions hereof may be assigned by Employer to any successor to all or substantially all of its assets (by merger or otherwise) and may otherwise be assigned upon the prior written consent of Employee.

         7. CONFIDENTIAL INFORMATION.

         (a) Non-Disclosure. During the Employment Period or at any time thereafter, irrespective of the time, manner or cause of the termination of employment, Employee will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Employer, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Employer without the prior written consent of the Board.

         (b) Definition. As used herein, "Confidential Information" means information disclosed to or known by Employee as a direct or indirect consequence of or through the Employment about Employer or its respective businesses, products and practices, which information is not generally known in the business in which Employer is or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than Employee, (ii) released in writing by Employer to the public or to persons who are not under a similar obligation of confidentiality to Employer and who are not parties to this Agreement, (iii) obtained by Employee from a third party not under a similar obligation of confidentiality to Employer, (iv) required to be disclosed by any court process or any government or agency or department of any government, or (v) the subject of a written waiver executed by Employer for the benefit of Employee.

         (c) Return of Property. Upon termination of the Employment, Employee will surrender to Employer all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Employer, and all copies thereof, and all other property belonging to the Employer shall be accorded reasonable access to such Confidential Information subsequent to the Employment Period for any proper purpose as determined in the reasonable judgment of Employer.

         8. AGREEMENT NOT TO COMPETE.

         (a) Employee agrees:

                  (i) To give the Company thirty (30) days' written advance notice of voluntary termination of employment with the Company. Such notice shall include Employee's future employment or self-employment intentions, identification of the prospective employer and the general nature of the prospective employment or self-employment, if known.

                  (ii) To participate in an exit interview conducted by a member of the personnel department of the Company and/or by a representative of the Company, at the time of or prior to the termination of Employment with the Company.

                  (iii) That for two (2) years following the termination of the Employment, Employee shall promptly notify the Company of any change in the identification of Employee's employer or the nature of such employment or of self-employment.

                  (iv) Subject to the conditions hereinafter stated, Employee will not, within two (2) years after leaving the employ of the Company, engage or enter into employment by, or into self-employment or gainful occupations as, a Competing Business or act directly or indirectly as an advisor, consultant, sales agent or broker for a Competing Business. As used herein, "Competing Business" means a business which is engaged in the manufacture, sale or other disposition of a product or service or has under development a product or service which is in competition with a product or service, whether existing or under development, of the Company. Employee acknowledges that the Company does not have an adequate remedy at law in the event Employee violates this provision and, therefore, Employee agrees that, in such an event, the Company shall be entitled to equitable relief, including but not limited to, injunctive relieve and to withhold all payments due to Employee hereunder pending a judicial determination of whether Employee has violated this Agreement.

                  (v) The terms of 8(a)(i) - 8(a)(iv) shall not apply if the termination is pursuant to Section 3(c).

         (b) The Company agrees:

                  (i) That within fifteen (15) business days after receiving identification of the prospective employer, the nature of the employment or self-employment pursuant to Paragraph 8(a)(i) above, or any change therein pursuant to Paragraph 8(a)(iii) above, the Company will advise Employee as to whether such employment constitutes a Competing Business as defined in Paragraph 8(a)(iv) above.

                  (ii) In the event the Company advises Employee that such employment constitutes a Competing Business and that the Company is electing to enforce the provision of Paragraph 8(a)(iv), to forward a check in the amount equal to one-half (1/2) of the monthly salary of Employee (exclusive of extra compensation of any kind) as of the termination date of Employee's employment. If notice is received pursuant to Paragraph 8(b) and the Company advises Employee that such employment constitutes a Competing Business, the aforementioned monthly checks shall be forwarded for the remaining number of the aforesaid twenty-four (24) successive calendar months. Provided, however, that all payments due under this Paragraph 8(b)(ii) shall not be required during any periods that Employee is receiving payments under Section 4(a) or providing services to a Competing Business.

         9. WAIVER OF AGREEMENT NOT TO COMPETE. The Employer, based on the facts revealed to it by the Employee regarding the new employment and in its discretion upon written notification to Employee, may at any time waive or elect not to enforce the provisions of Paragraph 8(a)(iv), in which event the obligations of Paragraph 8(b)(ii) above shall thereafter not apply and Employee may be engaged by or enter into the employment of the identified Competing Business, but only such identified Competing Business.

         10. AGREEMENT NOT TO SOLICIT EMPLOYEES. Employee agrees that, for a period of two (2) years following the termination of the Employment Period (other than a termination pursuant to Section 4(c)), Employee shall not, on behalf of any business, solicit or induce, or in any manner attempt to solicit or induce, either directly or indirectly, any person employed by, or any agent of, the Company to terminate such employment or agency as the case may be with Employer. In the event of violation hereof, the Company may terminate any payments due to Employee hereunder.

         11. NO VIOLATION. Employee hereby represents and warrants to Employer that the execution, delivery and performance of this Agreement or the passage of time, or both, will not conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which the Employee or, to the best knowledge of Employee, any of Employee's affiliates are a party or by which Employee, or to the best knowledge of Employee, Employee's affiliates may be bound or affected.

         12. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         13. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered, whether or not actually received, two days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

         Employer:   c/o International Wire Group, Inc.
                     101 South Hanley Road
                     St. Louis, Missouri 63105
                     Attn: General Counsel

         Employee:   Joseph M. Fiamingo
                     17724 Greystone Terrace
                     Chesterfield, Missouri 63005

         14. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance of this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         15. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, including any prior agreements. The obligations of each Employer is joint and several and Employee may enforce this Agreement against any or all of the Employers. This Agreement may be amended, in whole or in part only, by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of each of the Employers expressly authorized to do so and by Employee.

         16. WAIVER. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

         17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

         18. GOVERNING LAW; JURISDICTION. This Agreement shall be construed and enforced according to the laws of the state of Missouri. Each of the parties hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of Missouri, the courts of the United States of America for the District of Missouri, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the parties at their respective addresses set forth in Section 13; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of this date first above written:


EMPLOYEE:



/s/ JOSEPH M. FIAMINGO
------------------------------------
Joseph M. Fiamingo





EMPLOYERS:

INTERNATIONAL WIRE HOLDING                           INTERNATIONAL WIRE GROUP, INC.
COMPANY


By: /s/ DAVID J. WEBSTER                             By: /s/ DAVID J. WEBSTER
   -----------------------------------------            -----------------------------------------



OMEGA WIRE, INC.                                     WIRE TECHNOLOGIES, INC.


By: /s/ DAVID J. WEBSTER                             By: /s/ DAVID J. WEBSTER
   -----------------------------------------            -----------------------------------------



IWG- PHILIPPINES, INC.                               IWG SERVICES CO.


By: /s/ DAVID J. WEBSTER                             By: /s/ DAVID J. WEBSTER
   -----------------------------------------            -----------------------------------------


IWG DURANGO                                          INTERNATIONAL WIRE
                                                     ROME OPERATIONS, INC.

By: /s/ DAVID J. WEBSTER                             By: /s/ DAVID J. WEBSTER
   -----------------------------------------            -----------------------------------------

ITALTRECCE-SOCIETA ITALIANA                          INTERNATIONAL WIRE SAS
TRECCE AFFINI S.R.L.


By: /s/ DAVID J. WEBSTER                             By: /s/ DAVID J. WEBSTER
   -----------------------------------------            -----------------------------------------


TRESSE METALLIQUE J. FORISSIER, S.A.                 CABLERIE E. CHARBONNET S.A.

By: /s/ DAVID J. WEBSTER                             By: /s/ DAVID J. WEBSTER
   -----------------------------------------            -----------------------------------------


OWI CORPORATION

By: /s/ DAVID J. WEBSTER
   -----------------------------------------